SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 25, 2003
                                                          --------------

                         Samaritan Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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         (State or Other Jurisdiction of Incorporation or Organization)


                   0-26775                              88-0431538
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           (Commission File Number)          (IRS Employer Identification No.)

         101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109
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               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 735-7001
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               Registrant's Telephone Number, Including Area Code


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Item 5. Other Events

On April 22, 2003, Samaritan Pharmaceuticals , Inc. and Fusion Capital Fund II, LLC, a Chicago-based institutional investor and Samaritan's long-term financial partner, entered into a new $10.0 million Common Stock Purchase Agreement. The previous Common Stock Purchase Agreement between Samaritan and Fusion Capital dated November 2, 2000 by its original terms has expired.

Under the new Common Stock Purchase Agreement, Fusion Capital shall buy from time to time over twenty-five months up to $10.0 million of Samaritan's common stock. Samaritan has the right to control the timing and the amount of stock sold to Fusion Capital with the purchase price based upon the market price of Samaritan's common stock at the time of each sale without any discount. Funding of the $10.0 million shall commence at the Samaritan's discretion after the Securities & Exchange Commission has declared effective a registration statement covering the shares of common stock to be purchased by Fusion Capital. Copies of the new Common Stock Purchase Agreement and a Registration Rights Agreement are filed as exhibits to this current report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number             Description of Exhibit

10.1 Common Stock Purchase Agreement, dated as of April 22, 2003, by and between Samaritan Pharmaceuticals, Inc. and Fusion Capital Fund II, L.L.C.

10.2 Registration Rights Agreement, dated as of April 22, 2003, by and between Samaritan Pharmaceuticals, Inc. and Fusion Capital Fund II, L.L.C.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 25, 2003                     Samaritan Pharmaceuticals, Inc.

                                                By:  /s/ Eugene Boyle
                                                Name:    Eugene Boyle
                                                Title: Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
  No.            Description
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  10.1    Common Stock Purchase Agreement with Fusion Capital Fund II, LLC dated
          April 22, 2003

  10.2 Registration Rights Agreement with Fusion Capital Fund II, LLC dated April 22, 2003